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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                           --------------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                           --------------------------

        Date of Report (Date of earliest event reported): September 11, 2001
                           --------------------------



                            AMERICAN EXPRESS COMPANY
             (Exact name of registrant as specified in its charter)

                           --------------------------



           New York                      1-7657                 13-4922250
 ------------------------------ ------------------------    -------------------
 (State or other jurisdiction   (Commission File Number)     (I.R.S. Employer
      of incorporation or                                   Identification No.)
         organization)



        200 Vesey Street, World Financial Center
                   New York, New York                       10285
        ----------------------------------------          ----------
        (Address of principal executive offices)          (Zip Code)


       Registrant's telephone number, including area code: (212) 640-2000

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          (Former name or former address, if changed since last report)

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 Item 5. Other Information.

         On September 11, 2001, the two main towers as well as related structures of the World Trade Center in New York City were destroyed when two aircraft crashed into the towers. The registrant's headquarters at the World Financial Center is adjacent to the World Trade Center area and cannot be occupied for at least the present time by the registrant due to the damage caused by the collapse of the World Trade Center towers and related structures. The registrant is implementing previously designed business continuity plans and is in the process of relocating its employees based at the World Financial Center (which represent less than 8 percent of its total employees) to other buildings in the New York City area. The World Trade Center explosion and certain other related events have resulted in, among other things, the closing of U.S. airports and stock exchanges. Notwithstanding the inability to use the headquarters building and some office space in the World Trade Center, the registrant's business operations and customer service continue to function normally around the world and senior management is meeting on a regular basis. The registrant continues to assess the impact on its business of the foregoing events.


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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        AMERICAN EXPRESS COMPANY
                                        (REGISTRANT)

                                         By /s/  Stephen P. Norman
                                            --------------------------
                                          Name:  Stephen P. Norman
                                          Title: Secretary

DATE:   September 13, 2001


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